EXHIBIT 23.2












                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 27, 1996, on our audits of the consolidated financial statements and financial statement schedules of Value Property Trust as of September 30, 1996 and for the year then ended, which report is included in Value Property Trust's Annual Report on Form 10-K for the year ended September 30, 1996.




                                                  /s/Coopers & Lybrand L.L.P
                                                     -----------------------
                                                     COOPERS & LYBRAND L.L.P.


February 3, 1997